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                                                                 EXHIBIT 99.6

                          STOCKHOLDER BUY-SELL AGREEMENT

                                VALUECLICK, INC.

         This Stockholder Buy-Sell Agreement ("the Agreement") is made and entered into as of ______, by and between VALUECLICK, Inc., a Delaware corporation ("the Company"), ________ (the "Stockholder").

                                     RECITALS

                  WHEREAS, the Stockholder has received an option to purchase shares of the capital stock ("Capital Stock") of the Company pursuant to the grant by the Company's Board of Directors of an option under the Company's 1999 Stock Option Plan; and

                  WHEREAS, the Stockholder may exercise the right to purchase shares of the Capital Stock pursuant to the terms of a written option agreement issued to the Stockholder by the Company; and

                  WHEREAS, the Company desires to foster the continuity of its business by having the right to purchase the shares subject to this Agreement upon the occurrences of certain events; and

                  WHEREAS, the Stockholder, in consideration of the execution of similar agreements by other holders of Capital Stock, is willing to grant the Company the rights set forth in this Agreement.

                  NOW, THEREFORE, the parties agree as follows:

                  1.       INVESTMENT REPRESENTATIONS.

                           In connection with his/her  purchase of Capital
Stock of the Company pursuant to the exercise, if ever, of any option or options to purchase Capital Stock granted by the Board of Directors to Stockholder on or after the date of this Agreement, Stockholder represents to the Company the following:

                           INVESTMENT  INTENT.  Stockholder  is  purchasing
the stock solely for his/her own account for investment. Stockholder has no present intention to resell or distribute the stock or any portion thereof. The entire legal and beneficial interest of the stock is being purchased, and will be held, for Stockholders account only, and neither in whole or in part for any other person.

                           INFORMATION  CONCERNING  COMPANY.  Stockholder  is
aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to make an informed and knowledgeable decision to purchase the Capital Stock.

                           ECONOMIC RISK.  Stockholder realizes that the
purchase of the stock will be a highly speculative investment and involves a high degree of risk. Stockholder is able, without impairing his/her financial condition, to hold the stock for an indefinite period of time and to suffer a complete loss of his/her investment.

                           RESTRICTIONS ON TRANSFER.  Stockholder
understands that the stock must be held indefinitely unless it is subsequently registered under the Securities Act of 1933 or an exemption from such registration is available. Stockholder understands that the certificate evidencing the stock will be imprinted with a legend that prohibits the transfer of the securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

                           SALES UNDER RULE 144.  Stockholder  is aware of
the adoption of Rule 144 by the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act which permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions,

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including among other things: (i) the availability of certain current public information about the Company, (ii) the resale occurring not less than one year after the party has purchased and paid for the securities to be sold,
(iii) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a "market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

                           LIMITATION ON RULE 144 SALES.  Stockholder further
acknowledges and understands that the Company is not now and at the time he/she wishes to sell the stock may not be satisfying the current public information requirement of Rule 144, and, in such case, Stockholder could be precluded from selling the stock under Rule 144 even if the one-year minimum holding period has been satisfied.

                           SALES NOT UNDER RULE 144.  Stockholder  further
acknowledges that, if all of the requirements of Rule 144 are not met, then registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so at their own risk.

                  2.       LEGENDS; CALIFORNIA SECURITIES LAW.

                           The certificate or certificates  representing the
Capital Stock will bear the following legends (as well as any legends required by applicable California and other state corporate and securities laws):

                           (i) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                           (ii) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                           The  sale of the  securities  which  are the
subject of this Agreement has not been qualified with the Commissioner of Corporations of the State of California, and the issuance of such securities or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of securities is exempt from the qualification by Section 25100, 25102 or 25105 of the California Corporations Code. The rights of all parties to this Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

                  3.       RESTRICTIONS ON TRANSFER.

                           In addition to any  restrictions on transfer
imposed by applicable state and federal securities laws, the Stockholder may not sell, transfer, assign, give or otherwise dispose of or in any way alienate any Capital Stock now owned or hereafter acquired or any rights or interest therein, except as set forth herein:

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                                    a.      Before the Stockholder  shall
sell, assign, or otherwise alienate any Capital Stock, the Stockholder must first offer such Capital Stock to the Company, which shall have a right of first refusal as hereinafter set forth, in the following manner if the Stockholder desires to transfer the Stockholder's share of Capital Stock, the Stockholder shall deliver a notice in writing, by mail, to the Secretary of the Company of the Stockholder's intention to transfer such of the Stockholder's shares (a "Notice of Intended Transfer"). Such Notice of Intended transfer shall specify the proposed transferee together with the price at which and the terms upon which said transfer is to take place. Promptly upon receipt of such Notice of Intended Transfer, the Secretary of the Company shall give notice of the Stockholder's intention to the directors of the Company. For thirty (30) days following receipt of such Notice of Intended Transfer by the Secretary, the Company shall have the option to purchase all of the Stockholder's offered shares of Capital Stock at the price and terms set forth in the Notice of Intended Transfer.

                                    b.      The option set forth in Section
3.a. hereof shall be exercised by written notice to the Stockholder and the stock certificate representing such shares shall be delivered to the Company at the time of closing, duly endorsed for transfer.

                                    c.      In the event the Company does not
exercise the option set forth in Section 3.a. hereof so that all of the offered stock of the Stockholder is purchased, the Stockholder may convey the said unpurchased shares of Capital Stock to the person or persons specified in, and at the price and terms set forth in, the Notice of Intended Transfer.

                  4. GIFTS. The restrictions on transfer contained in Section 3.a. hereof shall not apply to a transfer without consideration by the Stockholder to any member of the Stockholder's family or to a trust exclusively for the benefit of the Stockholder or any member of the Stockholder's family. For these purposes, the Stockholder's family shall mean only the Stockholder's spouse, lineal ancestors and lineal descendants.

                  5. TRANSFEREES. As condition of valid transfer under Section 3
a. or Section 4 hereof, any transferee of Capital Stock pursuant to either of those Sections shall execute an agreement containing substantially the same terms and conditions as are contained in this Agreement. In the event that any such prospective transferee does not promptly sign such an agreement, the said purported transfer shall be null and void.

                  6. SPECIFIC PERFORMANCE. The Capital Stock cannot be readily purchased or sold in the open market, and for that reason, among others, the parties will be irreparably damaged in the event the agreements contained herein are not specifically enforced. If any dispute arises concerning the sale or disposition of any Capital Stock, an injunction may be issued restraining any such sale or disposition pending the determination of such controversy. In the event of any controversy, such rights or obligations shall be enforceable in a court by a decree of specific performance. Such remedy shall, however, be cumulative and note exclusive, and shall be in addition to any other remedy which the parties may have. In the event legal action or cross-action is instituted for breach of enforcement of the terms hereof, the prevailing party shall recover reasonable attorneys' fees as fixed by a court, together with court costs. The provisions of this Agreement are for the benefit of the Company and each of its stockholders and may be enforced by any of them.

                  7. TERMINATION. This Agreement shall terminate upon the occurrence of any of the following events:

                           a.       Bankruptcy, receivership or dissolution
of the Company.

                           b.       The purchase of the Company's stock so
that there remains but one stockholder.

                           c.       The voluntary agreement of all of the
then stockholders of the Company and the Company.

                           d.       The effectiveness of any registration
statement on Form S-1 or equivalent by the Company of securities of an aggregate offering amount of at least $5,000,000, and/or compliance by the Company with the reporting requirements, pursuant to Section 12(g), Section 13 and Section 15(d) of the Federal Securities Exchange Act of 1934 (as amended).

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                  8. NEW STOCKHOLDERS.In the event any person desires to acquire any Capital Stock in the Company, the Company shall require such person, as a condition of such person's acquisition of such Capital Stock, to execute an agreement containing substantially the same terms and conditions as are contained in this Agreement. In the event any new stockholder does not promptly execute such an agreement, the Company shall not issue any Capital Stock to such person. The Company's Board of Directors may waive this requirement.

                  9. LEGEND. The Stockholder agrees that the certificate or certificates representing the Capital Stock shall bear the following legend in addition to any legends necessary to comply with federal and state securities laws or other agreements:

                           "THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO A STOCKHOLDER AGREEMENT BETWEEN THE ISSUER AND THE STOCKHOLDER. A COPY OF SUCH STOCKHOLDER AGREEMENT IS ON FILE AT THE MAIN OFFICES OF THE ISSUER. ANY PURPORTED SALE, ASSIGNMENT, TRANSFER, EXCHANGE OR OTHER DISPOSITION OF ANY INTEREST IN ALL OR ANY OF THE SHARES REPRESENTED HEREBY CONTRARY TO THE TERMS OF SUCH STOCKHOLDER AGREEMENT SHALL BE VOID AND OF NO FORCE OR EFFECT."

                  10.      MISCELLANEOUS.

                           a.       This Agreement may be signed in
counterparts, all of which shall be taken together as a single instrument.

                           b.       This Agreement shall be construed and
enforced in accordance with and governed by the internal laws of the State of California and each party to this Agreement hereby consents and submits to the jurisdiction of the courts of such state and of the courts of the United States of America located in such state in any action arising out of or connected with this Agreement.

                           c.       Whenever the context requires, the
gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

                           d.       If any term, covenant, condition or
provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, then the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

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         IN WITNESS WHEREOF, the parties hereto have executed this Stockholder
Buy-Sell Agreement as of the day and year first above written.

THE COMPANY:                                         VALUECLICK, INC.

                                                      By:
                                                          --------------------
                                                          (signature)

                                                          --------------------
                                                          (print name)

                                                      Its:
                                                          --------------------
                                                           (title)


STOCKHOLDER:                                              --------------------



                                                          --------------------
                                                           (signature)

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                                 CONSENT OF SPOUSE

                  The undersigned spouse of Stockholder has read and hereby approves the foregoing Stockholder Buy-Sell Agreement effective as of the date thereof. In consideration of the Company granting my spouse the right to purchase the Capital Stock as set forth in the agreement, the undersigned hereby agrees to be irrevocably bound by the agreement and further agrees that any community property interest shall be similarly bound by the agreement. I hereby irrevocably appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the agreement.


                                   ___________________________________________
                                   Signature of Spouse of Stockholder

                                   ___________________________________________
                                   Print Name